UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2017

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	001-14605	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA	94568
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                            N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 5, 2017, Giga-tronics Incorporated (the “Company”) received another decision letter from The NASDAQ Stock Market (“NASDAQ”) following a progress update on August 31, 2017. The Nasdaq Hearings Panel has determined to grant the request of the Company for continued listing on NASDAQ, subject to certain conditions.

The Company had previously reported on May 8, 2017 that NASDAQ had initiated proceedings to delist the Company from NASDAQ for its’ failure to comply with its bid price rule; and its failure to comply with the required minimum of either $2,500,000 in shareholders’ equity, $35,000,000 market value of listed securities or $500,000 net income from continuing operations.

The Company’s continued listing is conditioned on its taking steps to correct these deficiencies by certain deadlines and to provide reports or disclosures of events that may favorably or unfavorably affect the Company’s ability to do so. These conditions and deadlines include obtaining shareholder approval of a reverse stock split at the October 11, 2017 meeting of shareholders, promptly effecting the reverse split, completing a financing to increase equity to at least $2,500,000 by October 31, 2017, providing plans and assumptions for maintaining this level of equity for at least one year and providing evidence of a closing bid price of $1.00 or more for a minimum of 10 prior consecutive trading days by October 31, 2017. If the Company is unable to demonstrate compliance with all requirements for continued listing, its securities may be delisted from NASDAQ.

There can be no assurance that the Company’s plans to comply with the required bid price, minimum shareholders’ equity, market value of listed securities or net income from continuing operations will be successful. If the Company’s Common Stock ceases to be listed for trading on the Nasdaq Capital Market, the Company expects that its Common Stock would be traded on the Over-the-Counter Markets on or about the same day.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2017	GIGA-TRONICS INCORPORATED

By: /s/ Temi Oduozor Corporate Controller (Principal Accounting & Financial Officer)